Schedule 1
NORTHERN NEW ENGLAND GAS CORPORATION AND SUBSIDIARIES
Consolidating Information - Balance Sheet
September 30, 2004

Assets	NNEGC	VGS	NNEIC	Eliminations	Total
	------------	------------	------------	--------------	------------

Utility plant:
Utility plant in service	3,513,448	106,940,503	-	-	110,453,951
Less accumulated depreciation an amortization	(2,824,582)	(40,767,329)	-	-	(43,591,911)
	------------	------------	------------	------------	------------
	688,866	66,173,174	-	-	66,862,040
Construction work in progress	-	2,343,243	-	-	2,343,243
	------------	------------	------------	------------	------------
Net utility plant	688,866	68,516,417	-	-	69,205,283
	------------	------------	------------	------------	------------

Current assets:
Cash and cash equivalents	689,376	1,196,563	5,910,180	-	7,796,119
Trade accounts receivable, net	-	2,657,443	-	-	2,657,443
Fuel inventory	-	7,143,324	-	-	7,143,324
Materials and supplies	-	564,964	-	-	564,964
Prepaid expenses	97,563	87,345	-	-	184,908
Other receivables	-	587,039	571,881	-	1,158,920
Due from related parties	14,527,412	2,340,000	9,346,972	(26,214,384)	-
Derivative financial instrument, at fair market value	-	11,824,856	-	-	11,824,856
Deferred tax assets	-	-	-	-	-
	------------	------------	------------	------------	------------
Total current assets	15,314,351	26,401,534	15,829,033	(26,214,384)	31,330,534
	------------	------------	------------	------------	------------
Regulatory and other assets:
Investment in:
Vermont Gas Systems	11,035,405	-	-	(11,035,405)	-
NNE Investment Company	58,067,698	-	-	(58,067,698)	-
Joint venture	-	-	63,316,751	-	63,316,751
Demand side management program, net	-	2,705,025	-	-	2,705,025
Deferred gas costs	-	655,077	-	-	655,077
Unamortized debt expense, net	-	193,188	-	-	193,188
Other deferred charges	-	1,271,093	649,901	-	1,920,994
Deferred tax asset	426,900	-	2,169,150	(2,596,050)	-
Other assets	-	1,267,612	-	-	1,267,612
	------------	------------	------------	------------	------------
Total regulatory and other assets	69,530,002	6,091,995	66,135,802	(71,699,152)	70,058,647
	------------	------------	------------	------------	------------
Total assets	85,533,219	101,009,946	81,964,835	(97,913,536)	170,594,464
	========	========	========	========	========

Capitalization and Liabilities	NNEGC	VGS	NNEIC	Eliminations	Total
	------------	------------	------------	--------------	------------

Capitalization:
Common stock - $1 par value	5,000	100	100	(200)	5,000
Common stock - nonvoting	3,998,791	-	-	-	3,998,791
Additional paid-in capital	6,227,317	5,600,765	60,337,868	(65,938,633)	6,227,317
Retained earnings (deficit)	(106,738)	36,235,242	(4,030,624)	(3,164,271)	28,933,609
Accumulated other comprehensive income (loss), net	-	7,043,456	-	-	7,043,456
	------------	------------	------------	------------	------------
Total stockholder's equity	10,124,370	48,879,563	56,307,347	(69,103,104)	46,208,176
	------------	------------	------------	------------	------------
Advances from related party	-	-	14,310,000	(14,310,000)	-
Long-term debt, excluding current installments	64,199,161	10,000,000	-	-	74,199,161
	------------	------------	------------	------------	------------
Total capitalization	74,323,531	58,879,563	70,617,347	(83,413,104)	120,407,337
	------------	------------	------------	------------	------------

Current liabilities:
Bank lines of credit	-	16,125,000	-	-	16,125,000
Current installments of long-term debt	-	-	-	-	-
Accounts payable	3,618	6,757,576	6,125	-	6,767,319
Customer deposits	-	1,161,669	-	-	1,161,669
Accrued expenses	-	2,912,879	5,451	-	2,918,330
Due to related parties	10,999,307	687,663	217,412	(11,904,382)	-
Deferred tax liabilities	-	3,444,800	-	(2,169,150)	1,275,650
Derivative financial instrument, at fair market value	-	-	-	-	-
	------------	------------	------------	------------	------------
Total current liabilities	11,002,925	31,089,587	228,988	(14,073,532)	28,247,968

Deferred tax liabilities	-	9,525,800	11,118,500	(426,900)	20,217,400
Deferred credits and other long-term liabilities	206,763	1,514,996	-	-	1,721,759
	------------	------------	------------	------------	------------
Total liabilities	11,209,688	42,130,383	11,347,488	(14,500,432)	50,187,127
	------------	------------	------------	------------	------------
Total capitalization and liabilities	85,533,219	101,009,946	81,964,835	(97,913,536)	170,594,464
	========	========	========	========	========

Schedule 2
NORTHERN NEW ENGLAND GAS CORPORATION AND SUBSIDIARIES
Consolidating Information - Income and Retained Earnings
Year ended September 30, 2004

NNEGC	VGS	NNEIC	Eliminations	Total
------------	------------	------------	--------------	------------

Operating revenue:
Natural gas	-	70,993,713	-	-	70,993,713
Other	-	1,796,582	-	-	1,796,582
Dividends	2,272,215	-	-	(2,272,215)	-
	------------	------------	------------	------------	------------
Net operating revenue	2,272,215	72,790,295	-	(2,272,215)	72,790,295
	------------	------------	------------	------------	------------

Operating expenses:
Natural gas purchased	-	46,845,300	-	-	46,845,300
Operations, maintenance, and other	-	3,747,153	-	-	3,747,153
Selling, administration, and marketing	303,886	7,994,198	133,472	-	8,431,556
Depreciation and amortization	140,534	5,184,230	45,192	-	5,369,956
Taxes on income	(373,132)	3,215,332	1,055,862	-	3,898,062
	------------	------------	------------	------------	------------
Total operating expenses	71,288	66,986,213	1,234,526	-	68,292,027
	------------	------------	------------	------------	------------
Operating income (loss)	2,200,927	5,804,082	(1,234,526)	(2,272,215)	4,498,268
	------------	------------	------------	------------	------------

Other (income) expenses:
Interest expense	1,671,502	1,000,373	3,865,076	(830,005)	5,706,946
Other income	(838,181)	(19,291)	(34,218)	830,005	(61,685)
Loss on interest in joint venture	-	-	(6,695,463)	-	(6,695,463)
	------------	------------	------------	------------	------------
Total other (income) expenses, net	833,321	981,082	(2,864,605)	-	(1,050,202)
	------------	------------	------------	------------	------------
Net income (loss)	(1,367,606)	4,823,000	1,630,079	(2,272,215)	5,548,470
Dividends paid	-	(2,272,215)	-	2,272,215	-

Retained earnings (deficit) at beginning of year	(1,474,344)	33,684,457	(5,660,700)	(3,164,271)	23,385,142
Retained earnings (deficit) at end of year	(106,738)	36,235,242	(4,030,621)	(3,164,271)	28,933,612
	========	========	========	========	========

Schedule 4
NORTHERN NEW ENGLAND GAS CORPORATION AND SUBSIDIARIES
Consolidating Information - Cash Flows
Year ended September 30, 2004

NNEGC	VGS	NNEIC	Eliminations	Total
------------	------------	------------	--------------	------------

Cash flows from operating activities:
Net income (loss)	(904,609)	4,823,000	1,630,079	-	5,548,470
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	140,532	6,186,598	45,192	-	6,372,322
Loss from sale of utility plant	-	145,314		-	145,314
Deferred income taxes	(290,900)	2,340,000	2,057,750	-	4,106,850
Loss on interest in joint venture	-	-	(6,695,463)	-	(6,695,463)
Changes in operating assets and liabilities:
Decrease in trade accounts receivable, net	-	(343,185)	-	-	(343,185)
Decrease in fuel inventory	-	(1,617,411)	-	-	(1,617,411)
Decrease in materials and supplies	-	(55,090)	-	-	(55,090)
Increase in prepaid expenses	(95,713)	14,035	-	-	(81,678)
Increase in other receivables	-	(98,171)	(571,881)	-	(670,052)
Increase (decrease) in due (to) from related parties	(2,376,998)	-	(961,767)	4,460,000	1,121,235
Decrease in deferred gas costs	-	(463,797)	-	-	(463,797)
Increase in other deferred charges	-	(429,598)	-	-	(429,598)
Increase in other assets	-	(206,395)	-	-	(206,395)
Increase in accounts payable and accrued expenses	(152,360)	2,213,776	11,576	-	2,072,992
Increase in customer and security deposits	-	(316,319)	-	-	(316,319)
Decrease in due to related parties	-	(1,121,235)	-	-	(1,121,235)
Increase in deferred credits and other liabilities	-	(26,854)	-	-	(26,854)
	------------	------------	------------	------------	------------
Net cash provided by (used in) operating actvities	(3,680,048)	11,044,688	(4,484,514)	4,460,000	7,340,106
	------------	------------	------------	------------	------------

Cash flows from investing activities:
Capital expenditures	-	(12,798,713)	-	-	(12,798,713)
Proceeds from sale of utility plant	-	30,149	-	-	30,149
Distribution from joint venture	-	-	10,651,589	-	10,651,589
Demand side management expenditures	-	(990,287)	-	-	(990,287)
Investment in subsidiaries	-		(21,612,745)	-	(21,612,745)
	------------	------------	------------	------------	------------
Net cash provided by (used in) investing activities	-	(13,758,851)	(10,961,156)	-	(24,720,007)
	------------	------------	------------	------------	------------

Cash flows from financing activities:				-
Divendends received (paid)	2,272,215	(2,272,215)	-	-	-
Net repayments on lines of credit	-	5,850,000	-	-	5,850,000
Advances from Parent	-	-	20,212,746	(4,460,000)	15,752,746
	------------	------------	------------	------------	------------
Net cash provided by (used in) financing activities	2,272,215	3,577,785	20,212,746	(4,460,000)	21,602,746
	------------	------------	------------	------------	------------
Net increase in cash and cash equivalents	(1,407,833)	863,602	4,767,076	-	4,222,845

Cash and cash equivalents at beginning of year	2,097,209	332,961	1,143,104	-	3,573,274
Cash and cash equivalents at end of year	689,376	1,196,563	5,910,180	-	7,796,119
	========	========	========	========	========